GEOWORKS - MYTURN

                 STOCK TRANSFER AND TECHNOLOGY LICENSE AGREEMENT

This Agreement is entered and effective as of December 22, 1999 (the "Effective Date"), by and among GEOWORKS CORPORATION, a Delaware corporation ("GEOWORKS"), and Compu- DAWN, Inc., dba MYTURN.com, a Delaware corporation ("Compu-DAWN"), and GPC Acquisition Corp., a Delaware corporation that is a wholly-owned subsidiary of Compu-DAWN ("GPC"; sometimes Compu-DAWN and GPC are collectively referred to herein as "MYTURN").

                                    RECITALS

     1. MYTURN is entering into an Asset Purchase Agreement (the "APA"), of even date herewith, for the purchase of certain tangible and intangible assets and the assumption of cer tain liabilities of GLOBAL PC, Inc., a California corporation ("GLOBAL"). Compu-DAWN agrees to guarantee all debts and obligations of GPC due, owing, and pertaining to GEOWORKS;

     2.  MYTURN  desires  to  license  certain  technology  from  GEOWORKS  (the
"Licensed Technology") and develop and market a low cost personal computer ("MYTURN PC Device");

     3. GEOWORKS is the developer, publisher, and sole worldwide licensor of a proprietary graphical operating system and environment ("GEOS") and a set of applications running on top of GEOS ("Applications");

     4. GEOWORKS is willing to grant to MYTURN the right to embed GEOS and the Applications into MYTURN PC Devices; and

     5. With GEOWORKS' consent, GLOBAL has developed certain enhancements to GEOS and the Applications ("Enhancements"), which GLOBAL will transfer to MYTURN in conjunction with the APA;

     NOW THEREFORE, in consideration of these presents and for such other good and valu able consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

1.1      DEFINITIONS.

     1.1a "Authorized Personnel" means employees of Compu-DAWN, GPC, or GLOBAL who are authorized by GEOWORKS and Compu-DAWN or GPC to have access to the source code to the Licensed Technology.

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     1.1b "Derivative   Work"  means  (i)  for  material   subjec  to  copyright
          protection,   any  work  that  is  based  upon  any  of  the  Licensed
          Technology,   such  as  a  revision,   modification,   translation,
          abridgment, condensation, expansion, collection, compilation or any other form in which such pre-existing work may be recast, transformed or adapted; (ii) for patentable or patented materials, any adaptation,
          subset,   addition,   improvement   or  combination  of  the  Licensed
          Technology; and (iii) for material subject to trade secret protection, any new material, information or data relating to and derived from the Licensed Technology.

     1.1c "Distributor of MYTURN" means any person or entity to whom MYTURN or any Affiliate grants the right to distribute MYTURN PC Devices. The term "Distributor of MYTURN" does not include OEMs of MYTURN.

     1.1d "Embedded"  means  reproduced  in solid  state media (e.g.,  Read Only
          Memory (ROM)) in a hardware device, and physically integrated into the device.

     1.1e "End User" means any person or entity that acquires a copy of a MYTURN
          PC Device for its own use, and not for resale.

     1.1f "Initial License Fee-- Cash" means a non-refundable license fee of $541,083.56, payable in the manner set forth hereinbelow.

     1.1g "Intellectual Property Rights" means patents, design patents, and designs (whether or not capable of registration), chip topography rights and other like protection, copyrights, trademarks, and any other form of statutory protection of any kind, and applications for any of the foregoing respectively, all moral rights, including rights of paternity and integrity, Confidential Information, know-how and trade secrets.

     1.1h "Licensed   Technology"   means  the   GEOWORKS   software,   software
          development tools, and documentation described in Exhibit A.

     1.1i "Licensee of GEOWORKS" means (i) any licensee to whom GEOWORKS has, on or before March 31, 1999, granted a right to reproduce and/or distribute copies of the Licensed Technology, and (ii) any licensee to whom GEOWORKS, following the Effective Date of this Agreement, grants a right to manufacture and distribute any products based on the Licensed Technology, but excluding a MYTURN PC Device.

     1.1j "Manufacturer of MYTURN" means any person or entity to whom MYTURN or any Affiliate grants the right to manufacture units of MYTURN PC Devices in accordance with this Agreement.

     1.1k "MYTURN PC Device(s)" means low-cost, general-purpose personal computers for the domestic and international markets, built on the Intel x86 microprocessor architecture, or similar architecture, in which the Licensed Technology is Embedded. MYTURN PC Devices shall not be capable of or include wireless data transfer or voice reception or transmission other than an IrDA

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          connection for keyboard  input,  mouse,  track ball or pointing stick;
          have a physical PC keyboard and mouse; and have either no monitor (for use with television), a CRT of at least 14" diagonal, or an LCD of at least 10" diagonal. If mutually agreed in writing by the Parties during the initial term of this Agreement, a MYTURN PC Device may have a CRT or LCD of less than 10" diagonal.

     1.1l "MYTURN Product  Shipment" means a shipment of a unit of any MYTURN PC
          Device by MYTURN, or by a Manufacturer of MYTURN or OEM of MYTURN, to a Distributor, End User or other customer.

     1.1m "OEM of MYTURN" means any person or entity to whom MYTURN or any Affiliate grants the right to manufacture and distribute MYTURN PC Devices, or any devices, which contain copies of the Licensed Technology Embedded therein.

     1.1n "Party" and "Parties" means GEOWORKS, Compu-DAW and GPC. "Affiliate" means any person or entity in any form of business relationship with either or both of Compu-DAWN or GPC, including GLOBAL; and any subsidiaries of, or successors to, Compu-DAWN, GPC, GLOBAL and their respective affiliates.

     1.1o "Shares"   shall   mean  up  to  320,000   registered,   unrestricted,
          non-dilutive, freely-tradeable shares of the common stock of Compu-DAWN, or any successor entity, issuable to GEOWORKS pursuant to
          Section 3.6 of this Agreement.

     1.1p "Third Party Technology" means software, hardware, documentation or other technologies that are licensed to GEOWORKS by third parties and sub-licensed to MYTURN under this Agreement.

     1.1q "Warrant" shall mean the warrant for 250,000 shares of common stock of Compu-DAWN issued to GEOWORKS pursuant to Section 7.1(b) of this Agreement.

1.2 WARRANT. This Agreement has the following Appendix that is incorporated herein and forms an integral part herein:

     Appendix 1 -- Form of Warrant for the purchase of up to 250,000 shares of Compu-DAWN Common Stock to be issued to GEOWORKS, attached hereto.

1.3  REPRESENTATIONS AND WARRANTIES OF MYTURN.

     MYTURN hereby represents and warrants to GEOWORKS as of the date of this Agreement as follows:

     1.3a Organization. Each of Compu-DAWN and GPC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. To the extent required by laws, each of Compu-DAWN and GPC shall promptly qualify as a foreign corporation to transact business in the State of California. Each of Compu-DAWN and GPC has all requisite corporate power and authority to own, operate and lease its property and to carry on its respective business as now being conducted and as contemplated by the provisions of the APA and this Agreement. Each of Compu-DAWN and GPC is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction in which the character of properties occupied, owned or held under lease by such entities, or the nature of the conduct of their respective business, makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, operations, assets, liabilities or condition (financial or otherwise) of MYTURN, taken as a whole.

     1.3b Valid Issuance of Warrants and Common Stock. The Warrants, when granted and delivered in accordance with this Agreement, will be duly authorized, validly issued, fully paid, non-assessable, and issued in compliance with all applicable federal and state securities laws. The shares of Common Stock underlying the Warrants (the "Warrant Shares"), when issued and delivered in accordance with this Agreement, will be duly authorized, validly issued, fully paid, non-assessable, free of pre-emptive rights, and issued in compliance with all applicable federal and state securities laws. The Warrant Shares have been reserved pursuant to a resolution of the Board of Directors of Compu-DAWN. As a condition precedent to any obligation of GEOWORKS under this Agreement, Compu-DAWN will deliver a certified copy of said board resolution to GEOWORKS, together with a signed original of this Agreement.

     1.3c Authority; No Conflict; Required Filings and Consents.

         (i) Each of Compu-DAWN and GPC has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by the respective Boards of Directors of Compu-DAWN and GPC. As a condition precedent to any obligation of GEOWORKS under this Agreement, a certified copy of each said resolution has been delivered to GEOWORKS together with a signed original of this Agreement. All necessary corporate action required by this Agreement on the part of each of Compu-DAWN and GPC has been secured and is complete. This Agreement has been duly executed and delivered by each of Compu-DAWN and GPC, and constitutes the valid and binding obligation of each of Compu-DAWN and GPC, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity.

         (ii) The execution and delivery by each of Compu-DAWN and GPC of this Agreement does not, and consummation of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of any provision of, the respective Certificate of Incorporation or Bylaws of either of Compu-DAWN or GPC, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which either of Compu-DAWN or GPC is a party or by which any of its respective properties or assets may be bound, or (iii) to the best knowledge of each of Compu-DAWN and GPC, conflict or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to either or both of Compu-DAWN or GPC or any of their respective properties or assets, except in the case of any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not have a material adverse effect on Compu-DAWN and its subsidiaries, taken as a whole.

          (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to each of Compu-DAWN and GPC in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws.

     1.3d Commission Filings; The Nasdaq Stock Market SmallCap Listing.

         (i) Compu-DAWN has filed with the Securities and Exchange Commission (the "Commission") all forms, reports and documents required to be filed with the Commission by Compu-DAWN pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since January 1, 1999 (collectively, the "Compu-DAWN Commission Reports"). Each of the Compu-DAWN Commission Reports (i) complies in all material respects with the applicable requirements of the Exchange Act, (ii) at the time of filing with the commission, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iii) no amendment to any of the Compu-DAWN Commission Reports is required to correct any statement of a material fact or omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading as a result of any subsequent events related to either or both of Compu-DAWN or GPC.

         (ii) The shares of Compu-DAWN Common Stock are listed on The Nasdaq Stock Market SmallCap.

     1.3e Corporate Charters. Each of Compu-DAWN and GPC has furnished to the Purchaser true and complete copies of their respective Certificates of Incorporation and Bylaws as currently in effect, including all amendments thereto.

     1.3f Stockholders' Consents. No consent or approval of the stockholders of either or both of Compu-DAWN and GPC is required or necessary for such parties to enter into this Agreement or to consummate the transactions contemplated hereby. If any such stockholder consent shall have been required, written proof thereof shall be delivered to GEOWORKS immediately prior to the Effective Date.

     1.3g Irrevocable Instructions to Issue Warrant. MYTURN has delivered to its counsel and transfer agent, as applicable, irrevocable instructions to issue the Warrant to GEOWORKS within three business days of the Effective Date.

1.4      REPRESENTATIONS AND WARRANTIES OF GEOWORKS.

          GEOWORKS hereby represents and warrants to MYTURN as of the date of this Agreement as follows:

     1.4a Authority. GEOWORKS has all requisite legal and corporate power to enter into this Agreement and to perform its obligations under the terms of, or contemplated by, this Agreement.

     1.4b Authorization. All corporate action on the part of GEOWORKS necessary for the purchase of the Warrant and the performance of GEOWORKS' obligations hereunder has been taken. This Agreement, when executed and delivered by GEOWORKS, will constitute a valid and legally binding obligation of GEOWORKS, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity.

     1.4c Purchase of Warrant and Warrant Shares  Entirely for Own Account.  The
          Warrant and the Warrant Shares will be acquired for investment for GEOWORKS' own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and GEOWORKS has no present intention of selling, granting any participation in, or otherwise distributing the same, although it is free to formulate such an intention in the future after the expiration of any applicable holding period under the federal and state securities laws and regulations promulgated thereto. Any future disposition of the Warrant or the Warrant Shares will occur in compliance with all applicable federal and state securities laws and regulations.

     1.4d Investment Experience. GEOWORKS is an "accredited investor" as defined in Rule 501(a) under the Securities Act of 1933, as amended (the "Securities Act"). GEOWORKS is or will become prior to the Effective Date, aware of MYTURN's business affairs and financial condition and has been provided access to and has acquired sufficient information about MYTURN, including a review of the Compu-DAWN Commission Reports, to reach an informed and knowledgeable decision to acquire the Warrant. GEOWORKS has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Warrant, and GEOWORKS acknowledges there is presently no public market for the Warrant. GEOWORKS is not a "broker" or a "dealer" as defined in the Exchange Act.

     1.4e Restricted and Unrestricted Securities.  GEOWORKS understands that the
          Warrant and the Warrant Shares are characterized as "restricted securities" under applicable U.S. federal and state securities laws, inasmuch as they are being, or will be, acquired from Compu-DAWN in a transaction not involving a public offering and that, pursuant to these laws and applicable regulations, GEOWORKS must hold the Warrant, and, upon the execution thereof, the Warrant Shares indefinitely unless they are registered with the Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. GEOWORKS understands that the Shares, if, when, and as issued, are not intended to be restricted securities and, as such, its representations and warranties set forth above are not applicable to the Shares.

     1.4f Legends.  GEOWORKS  understands that the Warrant,  the Warrant Shares, and the Deficient Shares and the Deficient Penalty Shares (as those terms are defined in Section 3.6, below) will bear a legend substantially similar to the following:

          THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE LAW, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (a) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING ANY SUCH TRANSACTION INVOLVING THESE SECURITIES OR (b) THE COMPANY RECEIVES AN OPINION OF LEGAL COUNSEL, ACCEPTABLE TO THE COMPANY, FOR THE HOLDER OF THESE SECURITIES STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR THE COMPANY
          OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

1.5  COVENANT OF MYTURN.

     1.5a Listing  of  Compu-DAWN's   Securities  on  The  Nasdaq  Stock  Market
          SmallCap. Upon the Warrant Shares becoming publicly tradable pursuant to the registration requirements of applicable U.S. securities laws or exemptions therefrom, Compu-DAWN, or its successor, shall take all reasonable action to list the Warrant Shares, the Shares, the Deficient Shares, and the Deficient Penalty Shares on The Nasdaq Stock Market SmallCap.

2.   TECHNOLOGY LICENSE.

2.1 Technology License and Exhibits. This Agreement include a Technology License and the following Exhibits that are incorporated herein and form an integral part hereof:

Exhibit A      Identification   of  the  License   Technology  and  Third  Party
               Technology.  This  Exhibit  is  a  description  of  all  Licensed
               Technology licensed to MYTURN on a conditional, exclusive basis under this Agreement, as well as the Third Party Technology made available to MYTURN.

Exhibit B      Development and Support Services.

Exhibit C      Commercial  Terms.  This  Exhibit   specifies   royalties,   NRE,
               additional equity, and other commercial terms of this Agreement.

Exhibit D      Form of End User License Agreement.


2.2 Modification and Interpretation of Exhibits. The Exhibits shall be kept up-to-date and modifications and additions thereto shall be executed as and effective only upon mutual agreement evidenced in writing and signed by authorized officers of the Parties. All Exhibits shall be subject to the terms and conditions of this Agreement, unless otherwise provided in any such Exhibit. In the event of a conflict between the terms of an Exhibit and the terms of this Agreement, the terms of each Exhibit shall be given effect only for the subject matter covered by that Exhibit.

2.3 Entire Agreement. This Agreement and the Exhibits hereto state the entire agreement between the Parties and supersede all prior communications, written or oral, between the Parties. No terms in any purchase order or other forms shall modify the terms of this Agreement, even if such purchase order or other forms are accepted by either Party.

2.4 Severability. If any provision contained in this Agreement is determined to be invalid or unenforceable, in whole or in part, the remaining provisions and any partially enforceable provision will, nevertheless, be binding and enforceable, and the Parties agree to substitute for the invalid provision a valid provision which most closely approximates the intent and economic effect of the invalid provision.

2.5 Writing. No amendment or modification of this Agreement including the exhibits, may be made except by an instrument in writing signed by authorized officers of the Parties

3.   GRANT OF CONDITIONAL LICENSES;  CONDITIONS AND REMEDIES. Subject to Section
     3.5 (Reserved Rights), GEOWORKS grants the following conditional licenses to MYTURN: ---------------

3.1 License Fee. The License Fee shall consist of an Initia License Fee -- Cash, the Warrant, and the royalty payments set forth in Exhibit C.

3.2  Reproduction.

     3.2a a non-transferable (except as provided in Section 16.1 (Assignment)), conditional exclusive worldwide license to reproduce copies of the object code of the Licensed Technology, and of the object code of Derivative Works, Embedded in MYTURN PC Devices, and, with consent of GEOWORKS, the right to sub-license such reproduction rights to Manufacturers of MYTURN and to OEMs of MYTURN, all such sub-licenses to be in writing and subject to the terms, conditions and limitations of this Agreement; and

     3.2b a non-transferable (except as provided in Section 16.1 (Assignment)), and conditional exclusive worldwide license to reproduce copies of the object code and source code of the Licensed Technology and of Derivative Works, for internal use only by MYTURN in carrying out its rights and obligations under this Agreement.

3.3 Modification; Derivative Works. a conditional exclusive non-transferable (except as provided in Section 16.1 (Assignment)), worldwide license to modify the source code to the Licensed Technology, and to create Derivative Works; provided that any warranty against infringement, indemnity obligation, or maintenance or support obligation given by GEOWORKS under the provisions of this Agreement shall not apply to modifications or Derivative Works made by or for MYTURN, or to portions of the Licensed Technology affected by such modifications or Derivative Works. For purposes of this Modification license, GEOWORKS grants to MYTURN a non-exclusive, non-transferable (except as provided in Section 16.1 (Assignment)) conditional internal license to use the software development tools and documentation included in the Licensed Technology.

3.4  Distribution.

     3.4a a non-transferable (except as provided in Section 16.1 (Assignment)), conditional worldwide license to distribute the Licensed Technology and Derivative Works, Embedded in MYTURN PC Devices, in object code form only, and, with consent of GEOWORKS, the right to sublicense such distribution rights to OEMs of MYTURN, Manufacturers of MYTURN and Distributors of MYTURN, all such sublicenses to be in writing and subject to the terms, conditions and limitations of this Agreement. MYTURN and its sublicensees will distribute the Licensed Technology and Derivative Works to End-Users only under the terms of an End User license substantially in the forms provided as Exhibit D.

     3.4b GEOWORKS  shall grant to MYTURN the right to  distribute  the software development tools and documentation included within the Licensed Technology, upon mutual agreement as to commercial terms and conditions of the proposed distribution arrangement.

3.5  Reserved Rights.

     3.5a MYTURN  may  not   distribute,   or  authorize  its   Distributors  to
          distribute, Licensed Technology or Derivative Works in any form that is not Embedded; provided, however, that MYTURN may distribute software upgrades to the Licensed Technology and/or to Derivative Works to its customers on diskettes, CD-ROM, or other media, and such upgrades may be loaded into memory in the MYTURN PC Device.

     3.5b MYTURN's rights hereunder shall be subject to rights granted by GEOWORKS to Licensees of GEOWORKS.

     3.5c GEOWORKS reserves to itself and its licensees the exclusive right to manufacture and distribute the Licensed Technology in all devices other than MYTURN PC Devices.

3.6  Exclusivity.

     3.6a Subject  to  Section  3.5   (Reserved   Rights)  and  Section   3.6(b)
          (Conditions of Exclusivity), and provided that MYTURN is in full compliance with all payment obligations, provisions, terms, and conditions in this Agreement, the rights granted to MYTURN in Sections
          3.1 (Reproduction) and 3.3 (Distribution) shall be conditionally granted to MYTURN, and not to any PC device competitors of MYTURN, during the term of this Agreement.

     3.6b Conditions of  Exclusivity.  The rights  granted to MYTURN in Sections
          3.1 (Reproduction) and 3.3 (Distribution) are conditional. If MYTURN timely makes all payments in accordance with their terms, including GEOWORKS' deferral of remedies terms, and complies with all other terms and conditions in this Agreement, meets all the performance requirements set forth hereinbelow, and timely makes all the royalty payments set forth in Exhibit C, MYTURN shall obtain conditional rights, subject to meeting said performance requirements continuously and making said royalty payments. With respect to royalty payments due based on units shipped under the performance requirements set forth below, and only such royalty payments, MYTURN may also maintain conditional rights by paying to GEOWORKS, no later than the last day of each applicable period, a cash amount equal to the number of units (cash equivalent) by which it is short of the performance requirements set forth below, multiplied by the minimum royalty for North American, International, and School units as set forth in Exhibit C. Royalties are due, payable and fully earned by GEOWORKS upon shipment by MYTURN.

     3.6c Performance Requirements:


          First commercial MYTURN PC Device Product Shipment December 31, 2000;

          At least 25,000 royalty-bearing units of MYTURN PC Devices shipped by December 31, 2000;

          At least 450,000 cumulative total royalty-bearing units of MYTURN PC Devices shipped by December 31, 2001;

          At least 850,000 cumulative total royalty-bearing units of MYTURN PC Devices shipped by December 31, 2002;

          At least 1,600,000 cumulative total royalty-bearing units of MYTURN PC Devices shipped by December 31, 2003; and

          At least 2,600,000 cumulative total royalty-bearing units of MYTURN PC Devices shipped by December 31, 2004.

3.7  Remedies.

     3.7a MYTURN agrees to perform all obligations herein, comply with all terms and conditions herein, timely pay all money due GEOWORKS as indicated herein, and timely pay all per unit royalties for the Licensed Technology as indicated herein. If MYTURN defaults in respect of its performance of any or all of its requirements set forth in this Agreement, then, without the requirement of notice, GEOWORKS will be entitled to exercise any and all of its legal and equitable remedies, including those outlined in this Section 3.7.

     3.7b In addition to all other remedies herein arising from any breach of any provision in this Agreement (including the Recitals), in the event MYTURN fails to meet any of the payment obligations, terms, or conditions of this Agreement, or fails to meet the shipment and/or payment performance requirements in this Agreement, and said failure remains uncured for a net total cure period of sixty (60) calendar days, then, without the requirement of notice, the conditional exclusive license to the Licensed Technology granted herein shall immediately become non-exclusive.

               Separately, and in addition the licenses granted herein becoming non-exclusive, if MYTURN fails to pay in full the Initial License Fee -- Cash due GEOWORKS on or before March 30, 2000 (or the subsequent due dates set forth immediately below), or within two days of the date on which Compu-DAWN, or any of its affiliates or subsidiaries, shall have received any funds or financing from any source in excess of $3,000,000 prior to March 28, 2000, then, in order to continue the use of the Licensed Technology, MYTURN shall be obligated to deliver to GEOWORKS as separate consideration for its agreement to defer (i) collection action, (ii) termination of MYTURN's rights to the Licensed Technology and the Enhancements, and (iii) acquisition of all Derivative Works on an exclusive basis, the following:

          (i) 80,000 of the Shares on March 31, 2000 or such earlier, analogous date if Compu-DAWN, or any of its affiliates or subsidiaries, shall have failed to pay the Initial License Fee -- Cash in full within two days of its receipt of any funds or financing from any source in excess of $3,000,000 prior to March 28, 2000;

          (ii) an additional 80,000 of the Shares, if the Initial License Fee -- Cash is still unpaid on April 29, 2000, which additional Shares shall be delivered on April 30, 2000, or such earlier, appropriate date if Compu-DAWN, or any of its affiliates or subsidiaries, shall have failed to pay the Initial License Fee -- Cash in full within two days of its receipt of any funds or financing from any source in excess of $3,000,000 prior to March 28, 2000;

          (iii)an additional 80,000 of the Shares, if the Initial License Fee -- Cash is still unpaid on May 29, 2000, which additional Shares shall be delivered on May 30, 2000, or such earlier, appropriate date if Compu-DAWN, or any of its affiliates or subsidiaries, shall have failed to pay the Initial License Fee -- Cash in full within two days of its receipt of any funds or financing from any source in excess of $3,000,000 prior to March 28, 2000; and

          (iv) an additional 80,000 of the Shares, if the Initial License Fee-- Cash is still unpaid on June 29, 2000, which additional Shares shall be delivered on June 30, 2000, or such earlier, appropriate date if Compu-DAWN, or any of its affiliates or subsidiaries, shall have failed to pay the Initial License Fee -- Cash in full within two days of its receipt of any funds or financing from any source in excess of $3,000,000 prior to March 28, 2000.

               If any of the Shares, upon their issuance, shall not be registered with the Commission and unrestricted, and freely-tradable, then Compu-DAWN, or any successor entity, if applicable (the "Deficient Shares"), shall immediately issue and addition quantity of shares of its common stock equivalent to 10% of the number of such Deficient Shares (the "Deficient Penalty Shares"). In addition, all of the registration rights granted to GEOWORKS in respect of the Warrant Shares shall also attach to the Deficient Shares and to the Deficient Penalty Shares.

               Notwithstanding  the issuance of the Shares (and, if  applicable, the Deficient Shares and the Deficient Penalty Shares), and separately, and in addition to all other remedies available to GEOWORKS, if, as of July 1, 2000, or such earlier, appropriate date if Compu-DAWN, or any of its affiliates or subsidiaries, shall have failed to pay the Initial License Fee -- Cash in full within two days of its receipt of any funds or financing from any source in excess of $3,000,000 prior to March 28, 2000, MYTURN has failed to pay the Initial License Fee -- Cash in full, including interest due to GEOWORKS, then, in addition to continuing to remain liable to GEOWORKS for all said money, and without requirement of notice, all of MYTURN's rights in and to the Licensed Technology shall cease immediately and the Enhancements and all Derivative Works shall immediately become the sole property of GEOWORKS.

               Not later than January 10, 2000, and on the 10th day of each month thereafter, MYTURN shall deliver the source code for the Enhancements and all Derivative Works then extant on a CD-ROM to an escrow agent reasonably acceptable to Compu-DAWN and GEOWORKS for safekeeping. The terms of such escrow shall provide, among other items, that the escrow agent shall deliver such CD-ROMs to GEOWORKS at the time it is entitled thereto pursuant to the terms hereof, or shall deliver such CD-ROMs to MYTURN at the time it is entitled thereto pursuant to the terms hereof. In no event shall GEOWORKS be entitled to utilize such source code information except as permitted in accordance with the terms and conditions of this Agreement and pursuant to the transactions contemplated hereby.

4. MANUFACTURERS AND OEMS. Each Manufacturer of MYTURN and each OEM of MYTURN that is granted sublicense rights under Section 3 (GRANT OF LICENSES) must agree in writing:

     4.1a to accept that no ownership rights to the Licensed Technology or to Derivative Works are transferred to the Manufacturer or OEM;

     4.1b to include on all copies of the  Licensed  Technology  and  Derivative
          Works, and on all related packaging, manuals and promotional materials, all proprietary, copyright, trade secret and other notices in accordance with Section 8.1 (Acknowledgment of GEOWORKS) hereof;

     4.1c not to decompile or reverse engineer the Licensed Technology or Derivative Works;

     4.1d to  keep  records  showing  the  number  of  copies  of  the  Licensed
          Technology and Derivative Works manufactured, and the number of copies distributed;

     4.1e to furnish to MYTURN, within 30 days from the end of each calendar quarter, a signed statement showing the number of copies so made and the number of copies so distributed, and to allow MYTURN or GEOWORKS to have such statements examined and audited by an independent auditor to the extent necessary to verify such statements, subject to the audit conditions set forth in Section 7.7 (Audits); and

     4.1f to be  bound  by the  provisions  of  this  agreement,  and to  permit
          GEOWORKS to enforce such provisions against such Manufacturers, provided that the appointment of Manufacturers and OEMs by MYTURN shall not in any respect create any relationship between GEOWORKS and such persons.

5.   INTELLECTUAL PROPERTY RIGHTS.

5.1 THE LICENSED TECHNOLOGY. GEOWORKS and its licensors are and shall remain the sole owners of all Intellectual Property Rights in and to the Licensed Technology.

5.2 THE MYTURN PC DEVICES. MYTURN is and shall remain the owner of all Intellectual Property Rights in and to the MYTURN PC Devices (excluding the Licensed Technology, and excluding any Derivative Works owned by GEOWORKS as set forth below).

5.3  DERIVATIVE WORKS.

     5.3a GEOWORKS shall own the Intellectual Property Rights in and to any Derivative Works made by GEOWORKS during the course of this Agreement. Derivative Works made by GEOWORKS pursuant to this Agreement at the request of MYTURN shall automatically be included within the licenses granted in Section 3 (GRANT OF LICENSES) of this Agreement. Other Derivative Works made by GEOWORKS during the term of this Agreement shall be treated as set forth in Section 6 (UPDATED AND NEW LICENSED TECHNOLOGY).

     5.3b MYTURN shall conditionally own the Intellectual Property Rights in and to any Derivative Works made by MYTURN during the course of this Agreement or made for MYTURN by third parties other than GEOWORKS (hereafter referred to as "made by or for MYTURN").


     5.3c MYTURN's Intellectual Property Rights in Derivative Works shall not extend to the underlying Licensed Technology or underlying Derivative Works owned by GEOWORKS, as set forth above, but only to the modifications thereto made by or for MYTURN.

     5.3d GEOWORKS may independently  develop and own the Intellectual  Property
          Rights to Derivative Works that are functionally equivalent to those made by or for MYTURN, provided that it does so without copying the source code to any MYTURN-owned Derivative Works. For this purpose, the Parties understand that MYTURN may provide GEOWORKS with access to the source code to the MYTURN-owned Derivative Works, so that GEOWORKS may assist MYTURN in its development activities. The Parties agree that GEOWORKS' development of equivalent GEOWORKS-owned Derivative Works shall be considered "independent" despite such access.

     5.3e Where the contributions of GEOWORKS and MYTURN to the creation of a Derivative Work are so interlinked that it is not possible to determine separate ownership, then each of the Parties shall have an undivided one-half ownership interest in any Intellectual Property Rights therein; provided however, that such jointly-owned Intellectual Property Rights shall not extend to the underlying Licensed Technology or underlying Derivative Works owned by either Party, as set forth above, but only to the modifications thereto made jointly.

     5.3f Each Party shall take all actions and execute all documents that are necessary to assign to the other its one-half ownership interest in any jointly-owned Intellectual Property Rights. Neither Party shall be required to obtain the consent of, or account to, the other Party for the exploitation of the rights covered by any such jointly-owned Intellectual Property Rights, except that neither Party shall have the authority to grant an exclusive license under any such rights without the prior written consent of the other Party.

     5.3g For purposes of this Section 5.3 (DERIVATIVE WORKS), a Party shall be considered to have "made" or made a "contribution" to a Derivative Work by substantially participating in the design and coding of the software. MYTURN accepts that no jointly owned Intellectual Property Rights is created merely because MYTURN supplies to GEOWORKS a specification of features which GEOWORKS then creates.

6. UPDATED AND NEW LICENSED TECHNOLOGY. Upon mutual agreement as to terms and conditions, GEOWORKS may create updates and upgrades to the Licensed Technology during the term of this Agreement. Further, the licenses granted in Section 3 (GRANT OF LICENSES) shall, at MYTURN's election, extend to all updates and revisions to the Licensed Technology that GEOWORKS generally releases to all of its OEM customers, if and when such updates are released by GEOWORKS.

7.   PAYMENTS.

6.1 Initial License Fee. MYTURN agrees to pay GEOWORKS the non-refundable Initial License Fee Initial License Fee -- Cash of $541,083.56, of which $35,000 shall be paid upon execution of this Agreement and the balance shall be paid not later than the dates set forth in this Agreement, with interest accruing on the unpaid Initial License Fee -- Cash at the rate of 10% per annum.

     The Initial License Fee -- Cash, including interest accrued thereon, shall be payable in full by MYTURN to GEOWORKS not later than two days after Compu-DAWN, or any of its affiliates or subsidiaries, receives any funds or financing from any source in excess of $3,000,000 prior to March 28, 2000. If Compu-DAWN, or any of its affiliates or subsidiaries, shall not have received any funds or financing from any source in excess of $3,000,000 prior to March 28, 2000, the Initial License Fee -- Cash, and interest accrued thereon, shall be payable in full not later than March 30, 2000, subject to the deferrals by GEOWORKS of the exercise of its remedies in accordance with the terms of Section 3.7b, above, the Initial License Fee -- Cash, and interest accrued thereon, shall be payable in full not later than March 30, 2000.

     Compu-DAWN shall grant to GEOWORKS the Warrant for the purchase of 250,000 shares of Compu-DAWN's Common Stock at the market price on the day this Agreement is executed.

6.2 Royalty Payments. MYTURN agrees to pay to GEOWORKS the royalty payments set forth in Exhibit C. Royalty payments are due and payable within thirty (30) days after the calendar quarter in which any MYTURN PC Device Product Shipment occurs.

6.3 Not For Resale Units. MYTURN will not incur any royalty payments (except for reimbursement to GEOWORKS for third-party technologies as identified in Exhibit C) for a limited number of promotional, "not for resale" units of MYTURN PC Devices, not to exceed 20 units, provided free of charge to End Users or to MYTURN Distributors, or for units used by MYTURN solely for demonstration purposes and/or for customer support; provided, however, that a royalty payment will become due if and when MYTURN receives a payment or other compensation for any such units or uses such units for internal use other than as set forth in this Section.

6.4  Currency. All payments under this Agreement are to be made in U.S. Dollars.

6.5 Records. MYTURN shall maintain complete and accurate records of all MYTURN PC Device Product Shipments and records identifying the amount of royalties and other payments due hereunder.

6.6 Reports. No later than thirty (30) days after the end of each calendar quarter, MYTURN shall send to GEOWORKS a report detailing for such quarter:

     7.6a The number of units of MYTURN PC Device Product Shipment, including a breakdown as applicable by MYTURN PC Device and Product, version and country; and

     7.6b A detailed account of all royalty and other amounts due and the basis for calculation.

6.7 Audits. During the term of this Agreement and for twelv (12) months after the expiration or any termination of this Agreement, an independent third-party representative of GEOWORKS, reasonably acceptable to MYTURN, upon reasonable notice and during MYTURN's normal business hours, shall have the right to conduct an audit of the relevant portions of MYTURN's books of account to verify compliance with this Agreement. MYTURN shall immediately pay any overdue payments revealed by such audit(s), together with interest thereon at the rate of 1.5% per month (or the maximum permitted by applicable law, if less) from the due date until paid. Except as set forth below, such audit(s) may be conducted no more than once in any six-month period. GEOWORKS shall bear the costs of the audit; provided, however, if the audit reveals overdue payments in excess of five percent (5%) of the total royalty payable for any six-month period, MYTURN shall pay the costs of such audit and for each such audit GEOWORKS shall have the right to conduct another audit during the same six-month period. All information obtained by GEOWORKS' independent third party representative during any such audit shall be treated as Confidential Information as defined in Section 14 (Nondisclosure and Restricted Use).

6.8 Interest. MYTURN shall pay GEOWORKS interest at the rat of 1.5% per month, or the maximum rate allowed by law, whichever is less, on any payments that are overdue by more than thirty (30) days, which interest shall be applied from the date said sum was originally first due until the date the entire payment and applicable interest is due.

8.   ADVERTISING, TRADEMARK USAGE/PROTECTION AND PUBLICITY.

8.1 Trademark, Copyright, and Proprietary Markings. MYTURN acknowledges that GEOWORKS is the sole owner and sole worldwide licensor of GEOS and the Applications. MYTURN will not lay claim, or make or advertise any claim to ownership or licensing capacity to GEOS or the Applications in any publication or communication. Any time MYTURN uses the GEOS name or mark it will be identified with the registered trademark and copyright marks, and with credit and reference to GEOWORKS as sole owner and licensor appearing on the same page in typeface and font no smaller than 10 point. Any press release or presentation referring to or pertaining to GEOWORKS or GEOS in any way shall be sent to the office of General Counsel of GEOWORKS for review and prior written approval in advance of any distribution, use, or release. MYTURN agrees not to alter or remove any of GEOWORKS' proprietary notices on copies of Licensed Technology without GEOWORKS' prior written permission.

8.2 Acknowledgments. Each Party shall be entitled to use th other Party's name and the name of its products in promotional literature and marketing materials, upon receipt of prior approval from the other Party, such approval not to be unreasonably withheld or delayed. Such approval may be given only by the office of General Counsel of GEOWORKS. Each Party shall promptly review (within five (5) business days) all such requests made under this Subsection.

8.3 Public Relations Upon first commercial launch of a MYTURN PC Device, and at other reasonable times upon mutual agreement of the Parties, each Party will create and issue a mutually agreeable press release, printed on its own letterhead, announcing the Parties' relationship as established by this Agreement.

9.   GEOWORKS' INDEMNITIES.

9.1 Indemnity. GEOWORKS will indemnify, defend, and hold harmless MYTURN against, and pay any resulting awards and settlements arising from, any claim, demand, suit or action to the extent it alleges that the Licensed Technology as supplied by GEOWORKS infringes upon any United States patent issued as of the Effective Date of this Agreement, (or, with respect to updates, as of the date that any update is supplied to MYTURN by GEOWORKS), or any copyright or trade secret of any third party, provided that (1) MYTURN promptly informs GEOWORKS in writing of any such claim, demand, action or suit, (2) GEOWORKS is given control over the defense thereof and MYTURN cooperates in the defense, at GEOWORKS' expense, and (3) MYTURN will not agree to the settlement of any such claim, demand, action or suit prior to a final judgment thereon without the prior written consent of GEOWORKS, which consent will not be unreasonably withheld. MYTURN shall have the right to select its own counsel to participate in any such defense, at MYTURN's expense. GEOWORKS' indemnity obligations do not apply to (1) modifications to the Licensed Technology specified by MYTURN, (2) modifications made to the Licensed Technology by anyone other than GEOWORKS, (3) use of a superseded version of the GEOWORKS Licensed Technology after release of an update by GEOWORKS in accordance with
     Section 6 hereof, (4) use of a superseded infringing version of the Licensed Technology by MYTURN after release of a non-infringing version by GEOWORKS in accordance with Section 9.2 hereof (GEOWORKS' Options), and (5) any use or combination of the Licensed Technology with any technology, software or hardware not supplied by GEOWORKS, if such alleged infringement would be avoided by use of the Licensed Technology alone or with other technology, software or hardware.

9.2 Response to Infringement Claim. If a claim, demand, suit or action alleging infringement is brought, or if GEOWORKS reasonably believes one may be brought (based upon the opinion of independent counsel), GEOWORKS shall have the option at its expense to (1) modify the Licensed Technology to avoid the allegation of infringement, (2) obtain for MYTURN a license to continue reproducing and distributing the Licensed Technology, or (3) if neither (1) nor (2) is reasonably practicable in GEOWORKS' discretion, terminate this Agreement as to the affected Licensed Technology, as to a portion thereof, or as to a specific MYTURN Product or Products, upon written notice.

9.3 Limitations. This Section 9 (GEOWORKS' INDEMNITIES) set forth GEOWORKS' entire liability to MYTURN for any actual or alleged infringement or misappropriation of any third party's intellectual property rights arising out of the Licensed Technology. In no event shall GEOWORKS' aggregate liability to defend and indemnify under Section 9 (GEOWORKS' INDEMNITIES) exceed an amount equal to the lesser of (a) the total of all amounts that have been paid by MYTURN to GEOWORKS under this Agreement, plus the fair market value of any equity of MYTURN granted to GEOWORKS pursuant to this Agreement, or (b) two times the total of all amounts that have been paid by MYTURN to GEOWORKS under this Agreement, not including the value of such equity. The foregoing amounts and value shall be determined as of the date that the infringement claim is finally settled or, if there is no settlement, as of the date that a final decision is made by a court or arbitrator in the infringement action.

10.  MYTURN'S INDEMNITIES.

10.1 Indemnity. MYTURN and its Affiliates will defend GEOWORKS against, and pay any resulting awards and settlements arising from any claim, demand, suit or action to the extent it alleges that a MYTURN PC Device or any modification to the Licensed Technology made by or for MYTURN infringes upon any United States patent issued as of the Effective Date of this Agreement, or any copyright or trade secret of any third party provided that (1) GEOWORKS promptly informs MYTURN in writing of any such claim, demand, action or suit, (2) MYTURN is given control over the defense thereof and GEOWORKS cooperates in the defense at MYTURN's expense, and (3) GEOWORKS will not agree to the settlement of any such claim, demand, action or suit prior to a final judgment thereon without the written consent of MYTURN, which consent will not be unreasonably withheld. GEOWORKS shall have the right to select its own counsel to participate in any such defense at GEOWORKS' expense. MYTURN's indemnity obligations do not apply to (1) modifications to a MYTURN PC Device specified by GEOWORKS, and (2) any use or combination of a MYTURN PC Device with any technology, software or hardware not supplied by MYTURN, if such alleged infringement would be avoided by use of such MYTURN PC Device alone or with other technology, software or hardware.

10.2 Limitations. This Section 10 (MYTURN'S INDEMNITIES) set forth MYTURN's entire liability to GEOWORKS for any actual or alleged infringement or misappropriation of any third party's intellectual property rights arising out of a MYTURN PC Device. In no event shall MYTURN's aggregate liability to defend and indemnify under Section 10 (MYTURN'S INDEMNITIES) exceed an amount equal to the lesser of (a) the total of all amounts to be paid by MYTURN to GEOWORKS under this Agreement, plus the fair market value of any equity of MYTURN granted to GEOWORKS pursuant to this Agreement, or (b) two times the total of all amounts to be paid by MYTURN to GEOWORKS under this Agreement, not including the value of such equity. The foregoing amounts and value shall be determined as of the date that the infringement claim is finally settled or, if there is no settlement, as of the date that a final decision is made by a court or arbitrator in the infringement action.

11. COMBINATION CLAIMS. Any infringement claim arising solely out of the use or combination of the Licensed Technology with any MYTURN technology or product shall be defended cooperatively by both Parties, and the cost of such defense and any settlements or liabilities shall be shared equitably by the Parties. If the Parties cannot agree as to the equitable arrangement, then the settlements or liabilities shall be shared pursuant to the determination by the arbitrator (or court, if the claim was filed in a court by a third party) of each Party's percentage of fault.

12.  WARRANTIES.

11.1 Disclaimer of Express Warranties. Subject to Section 9 (GEOWORKS' INDEMNITIES), all Licensed Technology, Third Party Technology, Confidential Information and other products or technologies provided by GEOWORKS are provided "AS IS," without a warranty of any kind. NO REQUEST FOR PROPOSAL, PROPOSAL, CORRESPONDENCE, ADVERTISEMENT, BID OR VERBAL REPRESENTATION CONCERNING THE LICENSED TECHNOLOGY, THIRD PARTY TECHNOLOGY, GEOWORKS CONFIDENTIAL INFORMATION, OR SERVICES PROVIDED BY GEOWORKS UNDER THIS AGREEMENT SHALL CONSTITUTE A WARRANTY OR GUARANTY.

11.2 Disclaimer Of Implied Warranties. SUBJECT TO SECTION 9 (GEOWORKS' INDEMNITIES), TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL IMPLIED
     WARRANTIES WITH RESPECT TO THE LICENSED TECHNOLOGY, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY EXCLUDED.

11.3 Limited Warranty For Third Party Technology. WITH RESPECT TO ANY THIRD PARTY TECHNOLOGY, GEOWORKS WILL PASS THROUGH TO MYTURN ANY WARRANTY THAT GEOWORKS IS AUTHORIZED BY ITS SUPPLIER SO TO PASS THROUGH. GEOWORKS EXTENDS NO OTHER WARRANTY, STATUTORY, EXPRESS, IMPLIED OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICE, REGARDING ANY HARDWARE, SOFTWARE, CONTENT OR SERVICES PURCHASED OR LICENSED BY MYTURN FROM THIRD PARTIES, EVEN IF SUCH ITEMS WERE SELECTED OR RECOMMENDED FOR MYTURN BY GEOWORKS. ALL WARRANTIES, IF ANY, ARE PROVIDED SOLELY BY THE THIRD PARTY PROVIDERS.

13.  TERM OF  AGREEMENT  AND  TERMINATION.

13.1 Term. This Agreement shall begin on the Effective Date. The initial term of the Agreement will expire on December 31, 2004, and may be extended by mutual agreement if MYTURN has met the Conditions of Exclusivity set forth in Section 3.5 (3.5(b)) (Conditions of Exclusivity). Thereafter, the Agreement will be eligible for renewal for successive one-year terms provided that MYTURN meets performance requirements to be determined by mutual agreement.

13.2 Termination For Breach (Limited Cure Period). Each Party shall have the right to terminate this Agreement upon written notice to the other Party that other Party is in breach of any material term of this Agreement. Any notice of termination shall indicate the first date of the breach and calculate 60 days forward as the effective date of the termination. Accordingly, the Parties agree that the breaching party has only 60 days from the breach to cure.

13.3 Bankruptcy. Each Party shall have the right to terminate this Agreement immediately upon written notice in the event that the other Party becomes insolvent, files for any form of bankruptcy, makes any assignment for the benefit of creditors, or ceases to conduct business (other than in connection with an assignment permitted under Section 16.1 (Assignment)). Each Party acknowledges that if it is a debtor-in-possession or if a trustee in bankruptcy in a case under the United States Bankruptcy Code rejects this Agreement or any agreement supplementary hereto, the other Party may elect to retain its rights under this Agreement and/or any supplementary agreement as provided in Section 365(n) of the Bankruptcy Code. Upon written request of the other Party to the bankrupt Party or the Bankruptcy Trustee, the bankrupt Party or such Bankruptcy Trustee shall not interfere with the rights of the other Party as provided in this Agreement and any supplementary agreement.

13.4 Termination for MYTURN Breach (Limited Cure Period). If the Agreement is terminated due to breach by MYTURN, all the following shall occur and apply: (1) MYTURN shall immediately discontinue the manufacture and distribution of MYTURN PC Devices and all use, copying, embedding and production of any additional copies of the Licensed Technology, and will cause any third parties who obtained from it the right to manufacture units of MYTURN PC Devices to do likewise; (2) any such termination or expiration shall not affect any End User's rights to use MYTURN PC Device units and shall further not affect the right of any non-affiliated third party who purchased units of MYTURN PC Devices from MYTURN to sell such units to its customers; (3) immediately upon termination, MYTURN shall return all copies of the Licensed Technology, including without limitation all master diskettes and tapes, and user manuals. MYTURN may retain only such copies of the Licensed Technology as it may reasonably require for its internal use in providing continued first level customer support to its End-User customers; (4) each Party shall destroy or return to the other all Confidential Information provided by the other Party, except that each Party may retain one copy for archival purposes only, as a record of the confidential disclosures made to it under this Agreement; (5) within thirty
     (30) days of such termination or expiration MYTURN shall pay to GEOWORKS any and all sums due under this Agreement; and (6) within thirty (30) days of such termination or expiration, MYTURN shall confirm in writing to GEOWORKS that all of the foregoing have occurred or been completed.

14.  NONDISCLOSURE AND RESTRICTED USE.

14.1 Confidential Information. In the course of performing this Agreement, each Party (the "Disclosing Party") may disclose to the other Party ("the Receiving Party") trade secrets and confidential and proprietary information of the Disclosing Party, clearly marked or, in the case of verbal communications, clearly confirmed in writing as "CONFIDENTIAL" or any other similar legend ("Confidential Information"). Such Confidential Information includes without limitation the terms and conditions of this Agreement, technical and/or internal specifications of the Disclosing Party's products, non-public marketing plans, future products and other non-public business information, the trade secrets and technology embodied in the Licensed Technology, the trade secrets and technology embodied in any MYTURN Product, each Party's sales data, customer lists and other non-public information. All Confidential Information shall remain the sole property of the Disclosing Party and the Receiving Party shall have no interest in or right to such Confidential Information except as expressly set forth in this Agreement. Both Parties agree that all Confidential Information of the other Party shall be held in strict confidence, will not be disseminated or disclosed to any third party and will not be used by the Receiving Party for any purpose other than performing its rights under this Agreement without the express written consent of the Disclosing Party for three (3) years from the date of disclosure (five (5) years for technical information). Both Parties agree to use at least the degree of diligence to protect the other Party's Confidential Information as a reasonably prudent technology company would normally use to protect any of its own trade secrets and other confidential information. The provisions of this Section shall not apply to any information or materials:

     14.1a which are in the public domain at the time of disclosure to the Receiving Party or which thereafter enter the public domain through no action or inaction by the Receiving Party or its employees; or

     14.1b which the Receiving Party can establish and document were in the possession of, or known by, the Receiving Party prior to its receipt from the Disclosing Party; or

     14.1c which are rightfully disclosed to the Receiving Party by another person not in violation of the proprietary or other rights of the Disclosing Party, or any other person or entity; or

     14.1d which are shown by written record to have been independently developed by the Receiving Party, provided that the persons developing the same have not had access to the Confidential Information furnished to the Receiving Party by the Disclosing Party hereunder; or

     14.1e which are required to be disclosed pursuant to law, provided, however, that a minimum of ten (10) days written notice shall be provided by the Party intending to disclose in order to permit the other Party to take such action as it deems appropriate to prevent or limit such disclosure.

13.2 Restricted Use. Without prejudice to the generality of the foregoing, each Party agrees not to use any of the Confidential Information or Licensed Technology of the other Party for any use or purposes except those expressly specified herein.

13.3 Licensed Technology Source Code Restrictions.

     14.3a MYTURN acknowledges that GEOWORKS considers the Licensed Technology source code to be Confidential Information and to contain proprietary and trade secret information of GEOWORKS. MYTURN agrees not to provide, disclose, reproduce in any form, or give access to such source code to any third party or employee other than the Authorized Personnel. MYTURN agrees that Authorized Personnel shall be informed of and abide by the terms and conditions of this Agreement.

     14.3b MYTURN shall hold the source code in strict confidence. MYTURN shall investigate all unauthorized attempts to gain access to the source code of which it becomes aware, and immediately notify GEOWORKS concerning any breach of source code confidentiality, whether or not such breach was inadvertent.

     14.3c The source code shall be placed on secure computer systems located at MYTURN's principal place of business. MYTURN shall implement sufficient security procedures to limit access to the source code to Authorized Personnel. The secure computer systems area or room shall be available for inspection by GEOWORKS.

     14.3d MYTURN agrees to take all reasonable precautions and to implement procedures to minimize the risk of theft or unauthorized copying of the source code, and to take appropriate action by instruction, agreement, or otherwise with the Authorized Personnel.

15. LIMITATION OF LIABILITY. REGARDLESS OF WHETHER ANY REMEDY SET FORTH HEREIN FAILS OF ITS ESSENTIAL PURPOSE, NEITHER PARTY TO THIS AGREEMENT SHALL BE LIABLE TO THE OTHER PARTY FOR INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OR THE LOSS OF ANTICIPATED PROFITS ARISING FROM ANY PERFORMANCE OR BREACH OF THIS AGREEMENT BY SUCH PARTY EVEN IF NOTICE IS GIVEN OF THE POSSIBILITY OF SUCH DAMAGES.

16.  GENERAL.

16.1 Assignment. This Agreement may be not be assigned in whole or in part by MYTURN, except to a direct subsidiary of Compu-DAWN, the equity and voting control of which subsidiary shall be not less than 80% in favor of Compu-DAWN, without the prior written consent of GEOWORKS, which may withhold or delay consent in its sole, reasonable discretion. GEOWORKS may assign this Agreement in its sole discretion without any consent from MYTURN.

16.2 Governing Law. This Agreement will be governed and interpreted in accordance with the laws of the state of California, except for that body of law pertaining to conflicts of law, but excluding the Convention on Contracts for the International Sale of Goods. All disputes arising in connection with this Agreement shall, unless amicably settled by the parties, be finally settled by arbitration under the commercial arbitration rules of the American Arbitration Association by a panel of three (3) arbitrators appointed in accordance with such Rules. The place of arbitration shall be, unless otherwise agreed between the parties, the county in which the respondent resides and the city in which the respondent has its principal place of business. Judgment upon the award rendered may be entered in any Court having jurisdiction or application may be made to such Court for a judicial acceptance of the award and an order of enforcement, as the case may be. Notwithstanding the foregoing, either party may request injunctions, seizure orders, writs of attachment, and other extraordinary remedies from any court having jurisdiction in the case of an actual or threatened infringement of such party's patents, copyrights, trademarks, trade secrets or other intellectual property rights by the other party. The filing of a proceeding for such extraordinary remedies shall not constitute a waiver by the filing party of the right to compel arbitration of all demands for other remedies.

16.3 Independent Contractors. Each Party will be deemed to have the status of an independent contractor towards the other Party, and nothing in this Agreement will be deemed to place the Parties in the relationship of employer-employee, principal-agent, partners or joint venturers.

16.4 Waiver. The failure of either Party to enforce any provision of this Agreement shall not be deemed a waiver of that or any other provision of this Agreement.

16.5 ForceMajeure. Neither Party will be deemed in default of this Agreement to the extent that performance of its obligations is delayed or prevented by reason of any act of God, fire, natural disaster, accident, act of government, or any other cause beyond the control of such Party ("Force Majeure"), provided that such Party gives the other Party written notice thereof promptly and uses its good faith efforts to cure the breach. In the event of such a Force Majeure, the time for performance or cure will be extended for a period equal to the duration of the Force Majeure but not in excess of six (6) months.

16.6 Notices. Notices to either Party shall be in writing and shall be deemed delivered when served in person, one business day after being transmitted by fax, or two business days after being dispatched by an internationally recognized express courier service, and delivered to the addresses set forth at the beginning of this Agreement. A Party may change its address for purposes of receiving notices by giving notice of the change to the other Party.

16.7 Survival. The rights and obligations under Sections 5 (Intellectual Property Rights), 7 (PAYMENTS), 9 (GEOWORKS' INDEMNITIES), 10 (MYTURN'S INDEMNITIES), 11 (COMBINATION CLAIMS), 12.1 (Disclaimer of Express Warranties), 12.2 (Disclaimer Of Implied Warranties), 14 (NONDISCLOSURE AND RESTRICTED USE), 15 (LIMITATION OF LIABILITY), and 16 (GENERAL) shall survive the expiration and any termination of this Agreement.

16.8 Export. MYTURN agrees that MYTURN will not knowingly export or reexport the Licensed Technology, directly or indirectly, to any country to the extent export to such country at the time of export requires an export license or other governmental approval, without first obtaining such license or approval.

16.9 Rental Payments. Upon execution of this Agreement, MYTURN will begin paying all monthly rent ($11,600)and expenses due for space and facilities costs used by GLOBAL at the GEOWORKS facility in Alameda, California.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

GEOWORKS CORPORATION                           MYTURN, INC.



By:  /s/ Donald G. Ezzell                      By: /s/ Rudy C. Theale
---  --------------------                      ----------------------
Signature                                      Signature


/s/ Donald G. Ezzell                           Rudt C. Theale
--------------------                           --------------
Print Name                                     Print Name



Chief Operating Officer                        President
-----------------------                        ---------
Title                                          Title



                                               GPC ACQUISITION CORP.





                                               By:  /s/ Rudy C. Theale
                                               ---  ------------------
                                                    Signature

                                               Rudy C. Theale
                                               --------------
                                               Print Name


                                               President
                                               ---------------------------------
                                               Title

                                    EXHIBIT A

                    IDENTIFICATION OF THE LICENSED TECHNOLOGY

                           AND THIRD PARTY TECHNOLOGY

Operating System
----------------

The double-byte version of GEOS 3.0 operating system, in source code and object code form (English language, single-byte and double-byte, with included drivers)

Applications
------------

Ensemble Application suite, in source code and object code form (English language, single-byte & double- byte)

For purposes of this Agreement, the term "Ensemble Applications" means GeoBrowser, GeoCalc, GeoWrite, Calculator, Clock, GeoManager, GeoPlanner, Scrapbook, Preferences, Solitaire, GeoBanner, GeoComm, GeoDex, GeoDraw, GeoFile, and Text File Editor

The object code and source code to games for the GEOS 3.0 operating system developed by or for Geoworks and which are owned by Geoworks (separate list to be identified by the Parties).

(Third Party Technology is included only to the extent and only for the time period that GEOWORKS' current in-bound licenses provide. Additional rights and additional time periods are to be obtained directly from the Third Party Technology suppliers by MYTURN. GIF and TIFF file formats are not warranted and not subject to indemnification by GEOWORKS under this Agreement unless MYTURN obtains a license to LZW compression from Unisys).

Note: all application names are to be changed.


All existing Ensemble help files are also included.

Tools
-----

Software  developers  kit and LEGOS tool set (Object  Code,  Sample  source code
Files)


(Licensed to MYTURN for internal use only, and not for distribution or resale except upon mutual agreement and commercial terms, including all terms and conditions governing same.).

The source code to the tools listed herein for MYTURN's internal use only. GEOWORKS also grants MYTURN a limited right to distribute the object code version of the GEOWORKS Software Developers Kit (SDK) under the terms and conditions of the GEOWORKS SDK License Agreement applicable at the time of distribution. GEOWORKS will provide MYTURN with available GEOWORKS-created localization materials to assist MYTURN in developing localized versions of the Licensed Technology.

Documentation
-------------

English-language

End User documentation in electronic form


Third Party Technologies  (object code)
------------------------


         DOS
         ---

          Datalight ROM-based disk operating system Version 5.0, and updates provided by Datalight (for sale only with bundled with GEOS; may not be sold separate from GEOS)

          Fonts: URW fonts and rasterizer, for use with the GEOWORKS Ensemble Application Suite only. Not to be sold as a separate wholesale or retail product. MYTURN will pay GEOWORKS $. per copy shipped to End Users and 1.25% of all Software Revenues when shipped to OEMS.

          PPP Stack: The GEOWORKS Point-to-Point protocol product. MYTURN will pay GEOWORKS $.50 per MYTURN Product Shipment.

          Classs 1 Fax Drivers: Class 1 fax drivers for use with GEOS 3.0 only. Not to be sold as a separate wholesale or retail product. MYTURN will pay GEOWORKS $.50 per MYTURN Product Shipment that includes this driver.

                                    EXHIBIT B

                        DEVELOPMENT AND SUPPORT SERVICES

CUSTOMER SUPPORT

         First Level Customer Support

               MYTURN (directly or through its Distributors) shall provide customer support for End Users who acquire MYTURN Devices and Product units. In the event that End Users first call GEOWORKS directly for technical support, GEOWORKS may refer such customers to MYTURN.

         0.1   Second Level Customer Support

               GEOWORKS shall not be required to provide Second Level Customer Support to MYTURN.

1.   EXCLUSIVE PROVIDER SUPPORT

     During the term of the Agreement, GEOWORKS shall be the exclusive provider of support to all applicable parties concerning the Licensed Technology. In consideration for the Fees set forth in Exhibit B to this Agreement, subject to availability, GEOWORKS will offer to provide MYTURN with development, consulting and support services, if requested by MYTURN in the following:

     1.1  Development Assistance
          GEOWORKS will provide reasonable technical assistance to MYTURN in connection with MYTURN'S development activities using the Licensed Technology. GEOWORKS and MYTURN will create a written, mutually agreeable specification for any modifications or extensions to the Licensed Technology to be created by GEOWORKS.

     1.2  Assistance With Development Environment
          GEOWORKS will provide reasonable assistance to MYTURN personnel in the use of the software development environment and other tools.

     1.3  Error Investigation
          GEOWORKS will provide reasonable assistance to MYTURN in connection with the identification and correction of errors in the Licensed Technology.

     1.4  On-Site Support
          GEOWORKS will primarily provide its support services from GEOWORKS' place of business. Upon reasonable (approximately two weeks) advance notice, the GEOWORKS Support Engineers will provide support services at MYTURN's place of business, for a maximum period of one (1) week for any given on-site visit and a maximum of two (2) weeks per calendar quarter. The amount of on-site support in a given quarter may be extended by mutual agreement. All travel and living expenses for such on-site service will be paid by MYTURN.

     1.5  Personnel; Primary Contact; Employee Non-Solicitation
          MYTURN shall at all times ensure that its personnel are properly trained in the operation and use of the Licensed Technology. MYTURN will designate one (1) person properly trained in the use of the Licensed Technology to serve as MYTURN's primary contact with GEOWORKS for support services. MYTURN shall provide written notice to GEOWORKS giving the name and contact information for such designated persons. During any Term of this Agreement, any one year thereafter, MYTURN agrees not to solicit any GEOWORKS employee or consultant without the prior written consent of GEOWORKS.

     1.6  Access
          MYTURN shall provide GEOWORKS a direct Internet connection, FTP capabilities and other capabilities, as appropriate, to remotely perform any support services.

     1.7  NO WARRANTIES
          The intent of GEOWORKS' services in support of this Agreement is to provide assistance to MYTURN, leading to MYTURN's self-sufficiency in dealing with the source code. This Agreement does not create a warranty of any kind. GEOWORKS DISCLAIMS ALL WARRANTIES, STATUTORY, EXPRESS, IMPLIED OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICE, WITH RESPECT TO THE LICENSED TECHNOLOGY AND SERVICES
          PROVIDED UNDER THIS EXHIBIT, INCLUDING BUT NOT LIMITED TO, ANY WARRANTY OF DESIGN, MERCHANTABILITY OR FITNESS.

     1.8  Conditions Not Covered
          GEOWORKS will render reasonable technical assistance and consultation, but shall not be responsible for: (i) maintaining or supporting modifications made by MYTURN or portions of the Licensed Technology affected by MYTURN modifications; (ii) problems caused by the improper use of the Licensed Technology by MYTURN; (iii) maintaining hardware, software, or documentation provided to MYTURN by third parties; or
          (iv) correcting problems caused by conditions beyond its reasonable control.

2.  TERM AND TERMINATION OF SUPPORT SERVICES

     2.1  Term
          This term of any development and support services under this Exhibit B shall be the same as the term of the Agreement, as set forth in
          Section 13 (TERM OF AGREEMENT AND TERMINATION) of the Agreement, except as set forth below.

     2.2  Early Termination
          If MYTURN has not delivered the Licensed Technology and a MYTURN PC Device to the manufacturing process by December 31, 2000, then GEOWORKS may terminate any commitment to provide development and support services under this Exhibit B by written notice to MYTURN.

                                    EXHIBIT D

                       FORMS OF END USER LICENSE AGREEMENT

              IMPORTANT: READ THIS NOTICE BEFORE USING THE SOFTWARE

                       GEOWORKS Software License Agreement

This is a legal agreement between you (the end user), GEOWORKS Corporation ("GEOWORKS") and MYTURN PC, or Compu-Dawn dba MYTURN, or any successor to Compu-Dawn or MYTURN thereto. Please read it.

Your MYTURN PC Device contains software created by GEOWORKS. The GEOWORKS(R) software program (the "SOFTWARE") is licensed by GEOWORKS and MYTURN PC to the original customer and any subsequent transferee of the MYTURN PC Device for use only on the terms set forth here.

GEOWORKS AND MYTURN PC ARE WILLING TO LICENSE THE SOFTWARE TO YOU ONLY UPON THE CONDITION THAT YOU ACCEPT ALL THE TERMS CONTAINED IN THIS END USER LICENSE AGREEMENT. PLEASE READ THE TERMS CAREFULLY BEFORE USING THE MYTURN PC DEVICE, AS USING THE DEVICE WILL INDICATE THAT YOU ACCEPT THE TERMS. IF YOU DO NOT AGREE TO THESE TERMS, THEN GEOWORKS AND MYTURN ARE UNWILLING TO LICENSE THE SOFTWARE TO YOU, IN WHICH EVENT YOU SHOULD RETURN THE MYTURN PC DEVICE IN ITS ORIGINAL PACKAGING WITH PROOF OF PURCHASE TO THE DEALER FROM WHICH IT WAS ACQUIRED WITHIN THIRTY (30) DAYS OF PURCHASE FOR A FULL REFUND.

GRANT OF LICENSE: GEOWORKS and MYTURN PC grant you the right to use the software on the MYTURN PC Device.

COPYRIGHT: The SOFTWARE is owned by GEOWORKS or its suppliers and is protected by United States copyright laws and international treaty provisions. You may not copy the SOFTWARE or the written materials accompanying the SOFTWARE.

OTHER RESTRICTIONS: You may not rent or lease the SOFTWARE, but you may transfer the SOFTWARE and accompanying written materials on a permanent basis provided you retain no copies. You may not reverse engineer, decompile, disassemble, or create derivative works from the SOFTWARE.

U.S. GOVERNMENT RESTRICTED RIGHTS: The U.S. Government acknowledges GEOWORKS' representation that the SOFTWARE and its documentation were developed at private expense and no part of them is in the public domain. The SOFTWARE is "Restricted Computer Software" as that term is defined in Clause 52.227-19 (FAR) and is "Commercial Computer Software" as that term is defined in Subpart 227.471 (DFARS).

          RESTRICTED RIGHTS LEGEND
          If this product is acquired under the terms of a government contract, use, duplication, and disclosure are subject to the terms of this license agreement and the following restrictions: subdivision
          (c)(1)(ii) of the Rights in Technical Data and Computer Software clause at 252.227-7013 (DOD contracts); subdivisions (a) through (d) of 52.227-19 (Civilian agency contract); and the applicable ADP Schedule Contract (GSA contract).

EXPORT LAW ASSURANCES: You agree that neither the SOFTWARE nor any direct product thereof is being or will be acquired, shipped, transferred or re-exported, directly or indirectly, into any country prohibited by the United States Export Administration Act and the regulations thereunder.

LIMITED MONEY-BACK WARRANTY: To the original purchaser only, MYTURN PC provides the following warranties for purchases made in the United States of America or Canada. IF YOU ARE NOT SATISFIED WITH THE SOFTWARE FOR ANY REASON, YOU MAY RETURN THE COMPLETE PRODUCT, WITHIN THIRTY (30) DAYS FROM THE DATE OF RECEIPT FOR A FULL REFUND. Return the product directly to the U.S. or foreign dealer you purchased it from. If you are unable to return the product to your dealer, please call MYTURN PC at XXX-XXX-XXXX to obtain an authorization number to accompany the returned product. Please do not return products to MYTURN PC directly without first calling, as MYTURN PC will refuse acceptance of packages that do not have a Return Authorization number written on the outside.

MYTURN PC also warrants that, within the first ninety (90) days from the date of receipt, the media on which the software is furnished and the accompanying documentation will remain free from defects in materials and construction with normal use. In the case of a defect, so long as the defect did not result from misuse, abuse, or accident, MYTURN PC at its option will repair or replace the defective item and return it to you by pre-paid post.

MYTURN  PC and  GEOWORKS  do not  warrant  that  the  SOFTWARE  will  meet  your
requirements,   that  operation  of  the  SOFTWARE  will  be   uninterrupted  or
error-free, or that all SOFTWARE errors will be corrected.

THE ABOVE WARRANTIES ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY GEOWORKS OR MYTURN PC, THEIR EMPLOYEES, DISTRIBUTORS, DEALERS OR AGENTS SHALL INCREASE THE SCOPE OF THE ABOVE WARRANTIES OR CREATE ANY NEW WARRANTIES. SOME STATES AND COUNTRIES DO NOT ALLOW THE EXCLUSION OF IMPLIED WARRANTIES, SO THE ABOVE EXCLUSION MAY NOT APPLY TO YOU. IN THAT EVENT, ANY IMPLIED WARRANTIES ARE LIMITED IN DURATION TO SIXTY (60) DAYS FROM THE DATE OF DELIVERY OF THE SOFTWARE. THIS WARRANTY GIVES YOU SPECIFIC LEGAL RIGHTS. YOU MAY HAVE OTHER RIGHTS, WHICH VARY FROM STATE TO STATE AND COUNTRY TO COUNTRY.

LIMITATION OF LIABILITY: REGARDLESS OF WHETHER ANY REMEDY SET FORTH IN THE LIMITED WARRANTY FAILS OF ITS ESSENTIAL PURPOSE, IN NO EVENT WILL GEOWORKS OR MYTURN PC BE LIABLE TO YOU FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT OR SIMILAR DAMAGES, INCLUDING ANY LOST PROFITS OR LOST DATA ARISING OUT OF THE USE OR INABILITY TO USE THE SOFTWARE OR ANY DATA SUPPLIED THEREWITH. THIS IS TRUE EVEN IF GEOWORKS OR MYTURN PC HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO CASE SHALL THE LIABILITY OF GEOWORKS OR MYTURN PC EXCEED THE PURCHASE PRICE PAID FOR THE SOFTWARE.

SOME STATES AND COUNTRIES DO NOT ALLOW THE LIMITATION OR EXCLUSION OF LIABILITY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES, SO THE ABOVE LIMITATION OF LIABILITY MAY NOT APPLY TO YOU.

GENERAL: This Agreement will be governed by the laws of the State of California, U.S.A., except for that body of law dealing with conflict of laws.

Should you have any questions concerning this Agreement, or if you desire to contact GEOWORKS for any reason, please write to us at: GEOWORKS END USER LICENSING, 960 Atlantic Avenue, Alameda, CA 94501-1074, U.S.A.


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